EXHIBIT 10.21.1


                           TERMINATION AGREEMENT

     This Termination Agreement (the "Agreement"), entered into and effective as of July 31, 1999 (the "Effective Date"), is between Douglas
E. Swanson ("Swanson") and Cliffs Drilling Company ("CDC").

     In consideration of the mutual obligations set out below and in that agreement of the same effective date between Swanson and CDC and substantially in the form attached as Exhibit "A" hereto (the "Non-Compete Agreement"), the parties agree as follows:

     1. As of the Effective Date Swanson tenders his resignation as President, Chief Executive Officer and Director of CDC and as a director, officer and/or employee of all direct and indirect subsidiaries and affiliated companies of CDC [other than R&B Falcon Corporation ("RBF") of which Swanson shall continue to be a director], as the case may be, which CDC accepts on its behalf and on behalf of RBF, such subsidiaries and affiliated companies.

     2. Upon execution of this Agreement and subject to the payment and other obligations of CDC and RBF set out in this Agreement and in the Non-Compete Agreement, this Agreement and the Non-Compete Agreement constitute full satisfaction of all obligations of CDC under and pursuant to Section 4 of that Employment Agreement dated as of December 1, 1998 between Swanson and CDC (the "Employment Agreement").

     3.   Notwithstanding anything to the contrary in (i) this Agreement,
          (ii) Section 7 of the Employment Agreement, or (iii) the Non-Compete Agreement, Swanson shall not be entitled to, and CDC shall have no obligation to make to Swanson, any Gross-Up Payment (as defined in Section 7 of the Employment Agreement) with respect to any Excise Tax (as defined in Section 7 of the Employment Agreement) imposed on or with respect to the stock options held by Swanson under the Stock Option Agreements, which are referred to in Section 4 of the Non-Compete Agreement, provided, however, the remaining obligations of CDC in Section 7 of the Employment Agreement shall continue to be in full force and effect.

     4. Swanson shall have the option, exercisable if at all only by written notice to CDC given within 60 days following the Effective Date, to acquire full ownership of those certain split dollar insurance policies, being Policy No. 13905796 dated January 1, 1997 and Policy No. 13347465 dated January 1, 1995, each issued by The Northwestern Mutual Life Insurance Company, together with a release of the collateral assignments granted in favor of CDC under and pursuant to the two Split Dollar Insurance Agreements dated January 1, 1995 between Swanson and CDC (the "Insurance Agreements"), upon payment by Swanson of the Company's Policy Interest (as defined in the Insurance Agreements). If such option is exercised and upon payment of the sum referred in the preceding sentence by Swanson and release of the collateral assignments by CDC, neither Swanson nor the Company shall thereafter have any obligation to the other under the Insurance Agreements.

          For purposes of this Section 4, such notice, if given, shall be addressed as follows and sent via registered or certified mail:

               Cliffs Drilling Company
               901 Threadneedle, Suite 200
               Houston, Texas 77079

               Attention:  Mr. Paul B. Loyd, Jr.

     5. The Agreement shall be binding upon and shall inure to the benefit of the parties, their respective representatives, agents, attorneys, successors and assigns, and, in particular, without limiting the generality of the foregoing, to CDC's directors, officers and employees and to Swanson's heirs, executors, administrators, legal and personal representatives and assigns.

     6. This Agreement shall be deemed to be a contract made under and governed by, the laws of the State of Texas, without reference to principles of conflicts of law.

     7. This Agreement and the Non-Compete Agreement constitutes the complete and entire agreement between the parties. Subject to Sections 4, 5 and 7 (as modified by Section 3 of this Agreement) of the Employment Agreement, this Agreement supersedes and cancels all prior or contemporaneous representations, promises or agreements between the parties. This Agreement cannot be amended or modified except by written agreement signed by each of the parties hereto.

     8. The provisions of this Agreement are severable. If a court or other tribunal of competent jurisdiction rules any provision of this Agreement is invalid or unenforceable, such ruling will not affect the validity or enforceability of any other provision of the Agreement, and this Agreement shall be deemed to be modified and amended so as to be enforceable to the extent permitted by law.


This Agreement is signed in Houston, Texas on July     , 1999.



                              ________________________________
                              Douglas E. Swanson



                              CLIFFS DRILLING COMPANY



                              By:_____________________________
                                    Its duly authorized
                                    officer



                                                              EXHIBIT "A"

                                 AGREEMENT


This Agreement (the "Agreement"), entered into and effective as of July 31, 1999 (the "Effective Date"), is among Douglas E. Swanson ("Swanson"), Cliffs Drilling Company ("CDC") and R&B Falcon Corporation ("RBF").

In consideration of the mutual obligations set out below, Swanson, CDC and RBF agree as follows:

     1. Within two business days following the execution of this Agreement CDC agrees to pay to Swanson a lump sum in cash, less deductions required by law, of $2,587,500.

     2. From the Effective Date and continuing until December 1, 2001 CDC agrees to provide Swanson and his family, at the expense of CDC, all benefits under (or substantially equivalent benefits
          to) RBF's welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, vision, disability, salary continuance, group life and supplemental group life and accidental death insurance plans and programs), to the extent generally applicable to other RBF executives.

     3. For a period of three (3) years following the Effective Date (the "Restricted Period") Swanson agrees:

          (a)  Not to engage in Competition with CDC. For purposes of this
               Section 3(a), "Competition" shall mean Swanson engaging in or otherwise being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting his name to be used in connection with the activities of any corporation or other business organization in the offshore contract drilling industry in direct or indirect competition with CDC, its parent, subsidiary or affiliated companies, but shall not preclude Swanson from being or becoming the registered or beneficial owner of up to five (5%) of any class of capital voting stock (or equivalent voting interest) of any corporation or other business organization in the offshore contract drilling industry, provided Swanson does not participate actively in such business until the end of the Restricted Period.

          (b) Not to disclose to any third party not a member of the Company Group (as hereinafter defined), its or their legal counsel or independent auditors, Confidential Information (as hereinafter defined) or Trade Secrets (as hereinafter defined), except any of the Confidential Information or Trade Secrets which shall be or become in the public domain other than by breach by Swanson of his obligations set out in this Section 3(b) or shall be required to be disclosed by applicable laws or regulations, any judicial or admin-istrative authority or stock exchange rule or regulation.

               For purposes of this Section 3(b): "Company Group" shall mean CDC, its parent corporation, subsidiaries and affil-iates; "Confidential Information" shall mean (r) internal policies and procedures, (s) financial information, (t) marketing strategies, (u) secret discoveries, inventions, formulae, designs, methods, processes and know-how not con-stituting Trade Secrets, and (v) other non-public inform-ation relating to the Company Group's business, the disclosure of which would materially adversely affect the Company Group's business or financial condition; and "Trade Secrets" shall mean all secret discoveries, inventions, formulae, designs, methods, processes and know-how entitled to protection as trade secrets under the laws of the state of Texas.

     4.   (a)  The  Stock  Option  Agreements   between  Swanson  and  CDC
               referred to below are respectively amended:  (i) to  revise the  number of option shares covered by each such agreement and  to  revise  the  option exercise price  per  share  to reflect the adjustments necessary to  take into account the conversion of  CDC  shares  to  shares of RBF effected as a result  of  the  merger  transaction  between  CDC  and RBF concluded December 1,1998, and (ii) to extend the period of time within which Swanson shall be entitled to exercise the
               outstanding  stock  options  granted  to  him   thereunder,
               notwithstanding   the  provisions  of  such  Stock   Option
               Agreements, as follows:

                                              Option
     Date of Agreement    No. of Options   Exercise Price   Period of Time
                                            (per share)      to Exercise

       May 22, 1996           47,600         $ 8.24          May 21, 2006
       May 21, 1997           34,000          19.27          May 20, 2007
       May 13, 1998           85,000          29.71          May 12, 2008


          (b) The Stock Option Agreement between Swanson and RBF dated December 1, 1998 is amended to remove the restrictions on vesting and extend the period of time within which Swanson shall be entitled to exercise the outstanding stock options granted to him thereunder to December 1, 2008, notwith-standing the provisions of such Stock Option Agreement.

     5. The Agreement shall be binding upon and shall inure to the benefit of the parties, their respective representatives, agents, attorneys, successors and assigns, and, in particular, without limiting the generality of the foregoing, to CDC's and RBF's directors, officers and employees and to Swanson's heirs, executors, administrators, legal and personal representatives and assigns.

     6. This Agreement shall be deemed to be a contract made under and governed by, the laws of the State of Texas, without reference to principles of conflicts of law.

     7. The provisions of this Agreement are severable. If a court or other tribunal of competent jurisdiction rules any provision of this Agreement is invalid or unenforceable, such ruling will not affect the validity or enforceability of any other provision of the Agreement, and this Agreement shall be deemed to be modified and amended so as to be enforceable to the extent permitted by law.


     This Agreement is signed in Houston, Texas on July     , 1999.



                                      __________________________________
                                      Douglas E. Swanson



                                      CLIFFS DRILLING COMPANY


                                      By:_______________________________
                                             Its duly authorized
                                             officer


                                      R&B FALCON CORPORATION


                                      By:_______________________________
                                             Its duly authorized
                                             officer